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Exhibit 10.3(c)

FOURTH AMENDMENT
TO
LIMITED WAIVER AND AMENDMENT TO CREDIT AGREEMENT

        This Fourth Amendment to Limited Waiver and Amendment to Credit Agreement (this "Amendment"), dated as of November 13, 2002, is entered into by LP Receivables Corporation ("LP Receivables"), Louisiana-Pacific Corporation ("LP"), Wachovia Bank, National Association (f/k/a Wachovia Bank, N.A.) ("Wachovia"), as Administrative Agent, Committed Bank and Liquidity Bank, and Blue Ridge Asset Funding Corporation (the "Lender").

RECITALS

        A.    LP, LP Receivables, Wachovia and the Lender entered into that Limited Waiver of Credit and Security Agreement and Limited Waiver of and Second Amendment to Receivables Sale Agreement, dated as of July 23, 2002 (as amended by the Amendment to Limited Waiver dated as of August 16, 2002, the Second Amendment to Limited Waiver dated as of September 12, 2002 and the Third Amendment to Limited Waiver dated as of September 27, 2002, this "Limited Waiver and Amendment").

        B.    With respect to the dates for compliance or non-compliance, as the case may be, with certain obligations provided for in the Limited Waiver and Amendment, LP, LP Receivables, Wachovia and the Lender desire to extend such dates from the Scheduled Monthly Reporting Date occurring in November 2002 and the Purchase Settlement date (as defined in the Receivables Sale Agreement) occurring in November 2002 to the Scheduled Monthly Reporting Date occurring in December 2002 and the Purchase Settlement Date (as defined in the Receivables Sale Agreement) occurring in December 2002, respectively.

        NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

        1.    Defined Terms.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Limited Waiver and Amendment or Credit Agreement, as applicable.

        2.    Amendment to Limited Waiver and Amendment.  As of the Effective Date (as defined below), all references to "November 2002" and "November 2002 Scheduled Monthly Reporting Date" in each of Section 3, the second sentence of Section 4 and the third sentence of Section 5 of the Limited Waiver and Amendment shall be amended to be references to "December 2002" and "December 2002 Scheduled Monthly Reporting Date", respectively.

        3.    Amendments to Credit Agreement.

          (a)  The definition of "Cash Discount Reserve" in Exhibit I to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          Cash Discount Reserve:  The highest Cash Discount over the past twelve (12) Calculation Periods.

          (b)  The definition of "Cash Discount Reserve Percentage" in Exhibit I to the Credit Agreement is hereby deleted in its entirety.

          (c)  The definition of "Required Reserve" in Exhibit I to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          Required Reserve:  On any day, the sum of (i) the Roll Forward Differential Reserve, (ii) the Cash Discount Reserve and (iii) the product of (A) the greater of (1) the Required Reserve Factor Floor and (2) the sum of the Loss Reserve, the Interest Reserve, the Dilution Reserve and the Servicing Reserve, times (B) the Net Pool Balance as of the last day of the period covered by the most recent Monthly Report.

          (d)    The following definition is hereby added to Exhibit I to the Credit Agreement in alphabetical order thereto:

          Cash Discount:  For any Calculation Period, the aggregate amount of contractual cash discounts given by the Originators during such Calculation Period.

        4.    Representations and Warranties.  Wachovia represents and warrants to LP and LP Receivables that Wachovia is the sole Committed Bank and the sole Liquidity Bank. Each of the Lender, the Administrative Agent, the Committed Bank and the Liquidity Bank represents and warrants to LP and LP Receivables that satisfaction of the Rating Agency Condition with respect to the confirmation and Amendment to the Limited Waiver and Amendment contained herein is not required for the effectiveness of this Amendment.

        5.    Effective Date.  This Amendment shall be effective as of the date first written above.

        6.    Miscellaneous.

          (a)  All terms, covenants and provisions of the Credit Agreement, the Receivables Sale Agreement and the Limited Waiver and Amendment, after giving effect to, in each case, this Amendment, are and shall remain in full force and effect.

          (b)  This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

          (c)  This Amendment shall be governed by and construed in accordance with the law of the State of New York (without regard to principles of conflicts of laws other than Section 5-1401 of the New York General Obligations Law).

          (d)  This Amendment, together with the Receivables Sale Agreement, the Credit Agreement, the other Transaction Documents and the Limited Waiver and Amendment, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto.

          (e)  This Amendment may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of such counterparts taken together shall be deemed to constitute but one and the same instrument. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

          (f)    If any term or provision of this Amendment is deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment, the Limited Waiver and Amendment, the Receivables Sale Agreement or the Credit Agreement, respectively.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment effective as of the date first above written.

LOUISIANA-PACIFIC CORPORATION, as Originator and Master Servicer
By:

Name:

Title:

LP RECEIVABLES CORPORATION, as Buyer and Borrower
By:

Name:

Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent, Committed Bank and Liquidity Bank
By:

Name:

Title:

BLUE RIDGE ASSET FUNDING CORPORATION, as Lender
By:	Wachovia Securities, Inc. as Attorney-In-Fact
By:

Name:

Title:

3

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  Exhibit 10.3(c)
RECITALS